Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

February 6, 2023

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Bed Bath & Beyond Inc., a New York corporation (the “Company”), in connection with the preparation and filing by the Company of the Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to its Registration Statement on Form S-3 (File No. 333-267173) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Post-Effective Amendment relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of preferred stock (the “Preferred Stock”), par value $0.01 per share and warrants (the “Warrants”, and together with the Preferred Stock, the “Covered Securities”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), Preferred Stock or any combination of those securities of the Company in one or more offerings from time to time on a delayed or continuous basis.

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Bed Bath & Beyond Inc.

February 6, 2023

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Covered Securities, including the proceedings of the Board of Directors of the Company, (iii) the Post-Effective Amendment and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

We have also assumed that:

(i)

the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws at the time the Covered Securities are offered or issued as contemplated by the Registration Statement;

(ii)

at the time of the issuance, sale and delivery of each Covered Security, (1) the authorization of such Covered Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Covered Security and (2) the issuance, sale and delivery of such Covered Security, the terms of such Covered Security and the terms of the applicable Governing Document and compliance by the Company with the terms of such Covered Security as well as the terms of the applicable Governing Document will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iii)

the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Covered Securities being offered and to execute and deliver the applicable Governing Document;

Bed Bath & Beyond Inc.

February 6, 2023

(iv)

a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Covered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(v)

any Covered Securities or Common Stock issuable upon conversion, exchange, or exercise of any Covered Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company) and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement or upon conversion, exchange or exercise of any other Covered Security in accordance with the terms of such Covered Security providing for the conversion, exchange or exercise as approved by appropriate corporate action, and applicable law and in the manner and for the consideration stated in the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

2. When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Warrants, (c) the Warrants, and warrant agreement, if applicable, have been duly executed and delivered by the Company in accordance with such Company authorization, (d) Warrants with such terms have been duly executed, attested, issued and delivered against payment in accordance with such Company authorization, the applicable Purchase Agreement, warrant agreement, if applicable, and applicable law, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When issued and delivered and upon conversion or exercise of any Covered Security that has been authorized and duly established in accordance with applicable law, in accordance with the terms of the instrument governing such Covered Security providing for such conversion or exercise, including the payment of consideration therefor (not less than the par value of the Common Stock), such Common Stock will be validly issued, fully paid and nonassessable.

Bed Bath & Beyond Inc.

February 6, 2023

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States and the internal laws of the State of New York. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States and the internal laws of the State of New York, in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws. We have assumed the instruments governing the Covered Securities will be governed by, and construed in accordance with, the laws of the State of New York.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in

Bed Bath & Beyond Inc.

February 6, 2023

obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as a Transfer Agent or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein. The Covered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Post-Effective Amendment and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purposes.

Bed Bath & Beyond Inc.

February 6, 2023

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP